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                                                                    EXHIBIT 99.1


           PARKER DRILLING COMPANY COMMENCES TENDER OFFER AND CONSENT
              SOLICITATION FOR 9 3/4 PERCENT SENIOR NOTES DUE 2006
       AND CONSENT SOLICITATION FOR 10 1/8 PERCENT SENIOR NOTES DUE 2009

         HOUSTON, TEXAS, September 24, 2003 - Parker Drilling Company (NYSE:
PKD) today announced that it has commenced a cash tender offer and consent solicitation for any and all of the $214,192,000 outstanding principal amount of its 9 3/4 percent Senior Notes due 2006 (the "9 3/4 percent Senior Notes") (CUSIP No. 701081 AG 6) and a consent solicitation relating to its 10 1/8 percent Senior Notes due 2009 (the "10 1/8 percent Senior Notes") (CUSIP Nos. 701081 AK 7 and 701081 AJ 0).

         Under the terms of the tender offer, the total consideration to be paid for each validly tendered 9 3/4 percent Senior Note will be equal to $1,023 per $1,000 principal amount of 9 3/4 percent Senior Notes, plus accrued and unpaid interest to the date of payment. The total consideration includes a consent payment of $30 per $1,000 principal amount of 9 3/4 percent Senior Notes, payable only to holders who tender their 9 3/4 percent Senior Notes and validly deliver their consents prior to 5:00 p.m., New York City time, on October 1, 2003 (the "Consent Date"). Holders who validly tender their 9 3/4 percent Senior Notes after the Consent Date will receive the total consideration less the consent payment of $30, or $993 per $1,000 principal amount of the 9 3/4 percent Senior Notes, plus accrued and unpaid interest to the date of payment. The tender offer will expire at 5:00 p.m., New York City time, on October 22, 2003, unless extended or earlier terminated.

         In connection with the tender offer, the Company is also seeking consents to certain proposed amendments to the indenture under which the 9 3/4 percent Senior Notes were issued. The purpose of the proposed amendments is to eliminate certain restrictive covenants contained in the indenture, thereby affording the Company additional financial and operational flexibility. Holders who tender their 9 3/4 percent Senior Notes will be required to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their 9 3/4 percent Senior Notes in the tender offer. The tender offer is conditioned upon, among other things, the completion by the Company of certain related financing transactions.

         Simultaneous to the tender offer, the Company is seeking consents from the record holders (as of September 19, 2003) of its 10 1/8 percent Senior Notes to amend the indenture under which the 10 1/8 percent Senior Notes were issued. The consent solicitation relating to the 10 1/8 percent Senior Notes will expire at 5:00 p.m., New York City time, on October 1, 2003, unless extended or earlier terminated.

         Lehman Brothers Inc. will act as Dealer Manager for the offer and as Solicitation Agent for the consent solicitation. The Information Agent is D.F. King & Co., Inc., and the Depositary is JP Morgan Chase Bank. Persons with questions regarding the tender offer or the consent solicitation should contact Emily Shanks at Lehman Brothers Inc. at 800-438- 3242 or 212-528-7581, and copies of the tender offer and consent solicitation materials may be obtained from the Information Agent at 800-859-8511 or 212-269-5550.

         This press release is neither an offer to purchase nor a solicitation of an offer to sell the 9 3/4 percent Senior Notes or the 10 1/8 percent Senior Notes. The offer relating to the 9 3/4 percent Senior Notes is made only by an Offer to Purchase and Consent Solicitation Statement dated September 24, 2003, and the consent solicitation relating to 10 1/8 percent Senior Notes is subject to the Consent Solicitation Statement dated September 24, 2003.

         Parker Drilling is a Houston-based global energy company specializing in offshore drilling and workover services in the Gulf of Mexico and international land and offshore markets. Parker also owns Quail Tools, a provider of premium industry rental tools. Parker Drilling has 78 marketed rigs and employs 2,800 people worldwide.